CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Securities and Exchange Commission

Washington, DC

We consent to the use in this Registration Statement on Form S-1 of Octagon 88 Resources, Inc. of our report dated August 18, 2008, relating to our audit of the financial statements for the period from June 9, 2008 (inception) through June 30, 2008, appearing in the Prospectus which is part of this Registration Statement.

We also consent to the reference to us under the caption “Experts” in such Prospectus.

/s/ Cordovano and Honeck LLP

Cordovano and Honeck LLP

Englewood, Colorado

September 17, 2008